Beijing Telestone Technologies Co., Ltd.

and

Beijing Telestone Wireless Telecommunication Company Limited

and

The Shareholders of Beijing Telestone Wireless Telecommunication Company Limited

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EQUITY PLEDGE AGREEMENT

Dated Nov 22, 2010

Equity Pledge Agreement

THIS EQUITY PLEDGE AGREEMENT (hereinafter referred to as "this Agreement") is executed by and among the following Parties on Nov 22, 2010 in Beijing, China:

(1) **All shareholders of Beijing Telestone Wireless Telecommunication Company Limited (hereinafter collectively referred to as "Party A" or the "Pledgors")**

Name of the Shareholders	Shareholding Ratio	ID Card No.	Contact Address
Zhang Yongjun	30%	110105196908271856	Room 302, Unit 3, Building 3 North Toutiao, Tuanjiehu, Chaoyang District, Beijing China
Pan Guobin	40%	120103631004451	Room 105, Building 68, Huidui Jingzhili, Hexi District, Tianjin China
Wang Jianjun	30%	652322197105210012	Room 04, Floor 20, Building 6, No.54 East Third Ring South Road, Chaoyang District, Beijing China

(2) **Beijing Telestone Technologies Co., Ltd. (hereinafter referred to as "Party B" or the "Pledgee")**

Legal Representative: Han Daqing

Registered Address: Room 102U, No.3 Xijing Road, Badachu High Technology Park, Shi Jingshan District, Beijing China

(3) **Beijing Telestone Wireless Telecommunication Company Limited (hereinafter referred to as "Party C" or the "Company")**

Legal Representative: Pan Guobin

Registered Address: Room 102T, No.3 Xijing Road, Badachu High Technology Park, Shi Jingshan District, Beijing China

In this Agreement, each of Pledgee, Pledgor and the Company shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

Whereas:

(1) The Company is a domestic company duly organized and validly existing under the PRC laws, and its business license No. is 110107008557585;

(2) Party A legally holds 100% Equity Interests in the Company;

(3) Party B, as a wholly foreign-owned enterprise, is duly organized and validly existing under the PRC Laws;

(4) Party A signed a Loan Agreement (hereinafter referred to as the "Loan Agreement") with Party B on Nov 22, 2010, and agrees to pledge all the equity interests in the Company as a guaranty of the performance of its obligations under the Loan Agreement;

(5) Party A signed an Exclusive Business Cooperation Agreement (hereinafter referred to as the "Exclusive Business Cooperation Agreement") with Party B and Party C on Nov 22, 2010, and agrees to pledge all the equity interests in Party C to Party B as a guaranty for the performance of Party C's obligations under the Exclusive Business Cooperation Agreement;

(6) Party A signed an Exclusive Purchase Option Agreement (hereinafter referred to as the "Exclusive Purchase Option Agreement") with Party B and Party C on Nov 22, 2010, and agrees to pledge all the equity interests in Party C to Party B as a guaranty of the performance of the obligations of Party A and party C under the Exclusive Purchase Option Agreement.

NOW THEREFORE, through friendly negotiations, the Parties have mutually agreed to execute this Agreement with respect to the equity pledge upon the

following terms:

Article 1 Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1 "PRC" refers to the People's Republic of China, solely for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province.

1.2 "PRC Laws" refers to all PRC laws, administrative regulations and governmental rules in effect.

1.3 "Pledged Equity" refers to all the equity interests in the Company as provided in Section 2.1 of this Agreement.

1.4 "Main Agreements" refers to the Loan Agreement, Exclusive Purchase Option Agreement, Exclusive Business Cooperation Agreement and the supplements or amendments thereof (if applicable).

1.5 "Right of Pledge" refers to the right owned by the Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Pledged Equity in the event of default of the Company and/or the Pledgors, and such right shall be entitled to the dividends accrued from the Pledged Equity.

1.6 "AIC" refers to the competent Administration for Industry and Commerce which is authorized in accordance with the PRC Laws to register the Pledged Equity hereunder;

1.7 "Event of Default" refers to the event as defined in Article 8 hereunder.

1.8 "Business Day" refers to any day except Saturday, Sunday and other public holidays as permitted by the PRC Laws.

Article 2 Equity Pledge

2.1 The Parties agree that Pledgors shall pledge all their equity interests in the Company to the Pledgee as a guaranty for the performance of the obligations by the Company and/or the Pledgors under each of Main Agreements.

2.2 In case the Pledgors increase the registered capital in the Company during the term of this Agreement, such increased capital shall be automatically deemed as part of the Pledged Equity.

2.3 In case any act conducted by the Pledgors or the Company may cause an reduction in the value of the Pledged Equity so as to harm the interests of the Pledgee, the Pledgee shall be entitled to require the Pledged Equity to be auctioned or sold in advance and the proceeds from such auction or sale shall be used to pay off the debts secured by the Pledged Equity in advance.

Article 3 Registration of Pledge

3.1 Upon the execution of this Agreement, the Pledgors hereby covenant to procure the Company to record the pledge of the equity in the shareholders' register and deliver the shareholders' register sealed by the Company and the capital contribution certificate for the equity interest to the Pledgee or its designated third party for its custody. Within the term of this Agreement, if any modification arise concerning with the shareholders' register and the capital contribution certificate for the equity interest subject to Party B's prior consent, Party B shall return the shareholders' register and the capital contribution certificate to the Company for modification registration with AIC, and Party A and the Company shall complete the modification registration within 10 days upon receipt of the register of shareholders and the capital contribution certificate, and deliver to Party B's custody such modified shareholders' register and capital contribution certificate within 2 days following the completion of the aforesaid registration.

3.2 The Parties agree that they shall promptly procure the Pledged Equity to be recorded with AIC, and the Parties confirm that whether the Pledged Equity is recorded or not, it shall not affect the validity of this Agreement unless compulsorily required by the PRC Laws.

3.3 After the signing of this Agreement, the Pledgee may at any time require the Pledgor to notarize this Agreement and the shareholders' register which

recorded the Pledged Equity in a notary office as designated by the Pledgee. And Party A and the Company shall provide Party B timely assistance in such notary procedures following the delivery of Party B's written notice with respect to the request of notarization.

Article 4 Representations and Warranties

4.1 Each Party makes the following representations and warranties to the other Parties that

(1) it has relevant power, rights and authorizations for the execution hereof, and performance of its obligations hereunder;

(2) the execution and performance of this Agreement shall not be in violation of or in conflict with any of the terms and conditions of other agreements signed by the Parties.

4.2 The Pledgors make the following representations and warranties to the Pledgee that

(1) they are the legal shareholders of the Company, and have fulfilled their obligations of capital contribution in the Company pursuant to the PRC laws;

(2) except for the equity pledge under this Agreement, the Pledged Equity shall not be subject to any pledge, guaranty or other forms of encumbrances;

(3) they do not or will not transfer the Pledged Equity to any third party or make any agreement, whether oral or written, with respect to the transfer of the Pledged Equity.

4.3 The Company hereby agrees to undertake joint and several liabilities with respect to the above-mentioned representations and warranties.

Article 5 Obligations of Pledgors

5.1 The dividend and bonus accrued from the Pledged Equity shall be deposited in

the bank account designated by the Pledgee and under the supervision of the Pledgee.

5.2 Except for the encumbrances set forth hereunder and under the Exclusive Purchase Option Agreement, without the Pledgee's prior written consent, the Pledgors shall not sell, transfer, mortgage or otherwise dispose of the Pledged Equity, nor shall they place encumbrances on the Pledged Equity.

5.3 Without the Pledgee's prior written consent, the Pledgors shall not supplement or amend the articles of association of the Company in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of the Company in any manner.

5.4 Without the Pledgee's prior written consent, the Pledgors shall not procure the Shareholders' general meeting to approve for the resolutions on the dissolution, liquidation and change of legal form of the Company and its subsidiaries wholly owned or controlled by the Company.

5.5 Without the Pledgee's prior written consent, the Pledgors shall not procure the Shareholders' general meeting to approve for any profit distribution plan, nor shall they accept such distributed dividend; at the Pledgee's request, the Pledgors shall promptly approve for profit distribution plan and accept such distributed dividend.

5.6 At the Pledgee's request, the Pledgors shall provide the Pledgee with all information regarding the business operation and financial condition of the Company.

5.7 Without the Pledgee's prior written consent, the Pledgors shall not bear or succeed to any material debts which may adversely affect their equity interests in the Company.

5.8 The Pledgors shall appoint, and appoint only, the candidates nominated by the Pledgee to the board of directors of the Company, and shall not replace such candidates without the Pledgee's prior written consent.

5.9 Without the Pledgee's prior written consent, the Pledgors shall not procure the Board of Directors of the Company to approve any acquisition by, any

consolidation with, or any investment in any third party.

5.10 The Pledgors shall promptly notify the Pledgee of any pending or threatened lawsuit, arbitration or administrative dispute which involve the assets, business or incomes of the Company, and shall take positive measures against aforesaid lawsuits, arbitrations or administrative dispute.

5.11 Without the Pledgee's prior written consent, the Pledgors shall not take any actions that may adversely affect the assets, business operation, debts and liabilities of the Company.

5.12 To the extent permitted by the PRC Laws, and at any time upon Pledgee's request, the Pledgors shall promptly and unconditionally transfer their equity interests of the Company to the Pledgee or its designated third party in accordance with the Exclusive Purchase Option Agreement, and procure other shareholders waive their rights of first refusal with respect to such transfer.

5.13 The Pledgors shall procure the directors of the Company to approve for the resolution in respect of the Equity Transfer or Assets Transfer under the Exclusive Purchase Option Agreement.

5.14 The Pledgors shall make every effort to procure the Company to perform the obligations of Article 6 hereunder.

5.15 The Pledgors shall, to the extent permitted by the PRC Laws, assure the business term of the Company (including subsequent change of business term) no shorter than that of the Pledgee (including subsequent change of business term).

5.16 The Pledgors shall strictly comply with the provisions of this Agreement, and effectively perform their obligations hereunder, and shall be prohibited from taking any action which may affect the validity or enforceability of this Agreement.

Article 6 Obligations of the Company

6.1 Without the Pledgee's prior written consent, it shall not supplement or amend the articles of association or important rules of the Company and its

subsidiaries wholly-owned or controlled by the Company in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of the aforesaid entities in any manner.

6.2 It shall prudently and effectively maintain its business operations in accordance with the optimality principles in finance and operation management so as to maintain or increase the value of its assets.

6.3 Unless as required necessary for the business operation of the Company or upon the Pledgee's prior written consent, it shall not transfer, sell or otherwise dispose of its lawful assets or incomes, nor shall it place any encumbrance on its assets or incomes in the form of pledge or in other ways that would affect the Pledgee's security interests.

6.4 It shall not bear or succeed to any debts or liabilities unless as required necessary for the business operation of the Company or upon the Pledgee's prior written consent.

6.5 Without the Pledgee's prior written consent, it shall not enter into any material contract (exceeding RMB 500,000 in value).

6.6 Without the Pledgee's prior written consent, it shall not provide any loans or guaranty to any third party.

6.7 At the Pledgee's request, it shall provide the Pledgee with all information regarding its business operation and financial condition.

6.8 The Company shall purchase insurance from insurance companies in such amounts and of such kinds as are customary among companies doing similar business and having similar assets.

6.9 Without the Pledgee's prior written consent, it shall not acquire or consolidate with any third party, nor shall it invest in any third party.

6.10 It shall promptly notify the Pledgee of any pending or threatened lawsuit, arbitration or administrative dispute which involve its assets, business or incomes, and take positive measures against aforesaid lawsuit, arbitration or administrative dispute to protect the interest of the Company.

6.11 Without the Pledgee's prior written consent, it shall not distribute any

dividends to the Pledgors in any manner, and at the Pledgee's request, it shall promptly distribute all distributable dividends to the Pledgors.

6.12 Without the Pledgee's prior written consent, it shall not take any action that would materially affect its assets, businesses or liabilities.

Article 7 Exercise of Right of Pledge

7.1 The Pledgee may exercise the Right of Pledge at any time following the delivery of Default Notice as provided in Article 8.2 to the Pledgors.

7.2 The Pledgee shall be entitled to be compensated on a preferential basis with the conversion, auction or sales price of the Pledged Equity in accordance with legal proceedings unless the Pledgors has duly and completely performed the obligations under Main Agreements.

7.3 Within the term of this Agreement, if the Pledged Equity subjects to any compulsory measures taken by a court or other government authorities due to the Pledgors' failure to pay off the debts due or violation of the PRC Laws or state policies, etc., the Pledgors shall

(1) notify the Pledgee in written form of such compulsory measures within three (3) days upon its occurrence; and

(2) use all efforts (including but not limited to provide other security to the court or other government authorities), in order to dismiss such compulsory measures taken by the court or other government authorities over the Pledged Equity.

7.4 The Pledgors shall not hinder the Pledgee from exercising the Right of Pledge and shall give necessary assistance to the Pledgee in realizing the Right of Pledge.

Article 8 Event of Default

8.1 The following events shall be regarded as the Events of Default:

(1) Any Party breaches any of the representations or warranties hereunder;

(2) The Pledgors and/or the Company breach any of the representations or

warranties under the Main Agreements;

(3) The Pledgors and/or the Company fail(s) to timely or completely perform the obligations hereunder;

(4) The Pledgors and/or the Company fail(s) to timely or completely perform the obligations under the Main Agreements;

(5) Any other external borrowing, guaranty, compensation or other liabilities of the Pledgors: (i) is required for an early repayment or performance prior to the scheduled date due to any breach by the Pledgors; or (ii) can't be repaid or performed as scheduled, which, at the discretion of the Pledgee, has an adverse effect on the Pledgors' ability of performing the obligations under this Agreement;

(6) The Company fails to repay the debts which fall due;

(7) The properties owned by Pledgor have significant adverse changes, which, at the discretion of Pledgee, have an adverse effect on Pledgor's ability of performing the obligations under this Agreement;

8.2 Unless the Pledgors take the action to Pledgee's satisfaction to remedy the defaults as listed in Article 8.1 hereof, the Pledgee may give a written notice about default ("Notice of Default") to the Pledgors when such default occurs or at any time thereafter.

Article 9 Taxes and Expenses

9.1 The taxes and expenses arising from the execution and performance hereof shall be borne respectively by the Parties in accordance with the PRC Laws.

Article 10 Assignment

10.1 The Pledgors shall not transfer to any third party part or all of the rights and obligations under this Agreement without the Pledgee's prior written consent.

10.2 To the extent permitted by the PRC Laws, the Pledgee shall be entitled to transfer any or all of its rights and obligations under this Agreement and the Main Agreements to any third party upon a six (6) –day written notice to the

Pledgors or the Company at its discretion. And the Pledgors shall execute related agreements or documents at the Pledgee's request.

Article 11 Effectiveness, Modification and Cancellation

11.1 This Agreement shall take effect on the date of execution hereof by the Parties.

11.2 The modification of this Agreement shall come into effect after mutually negotiated and signed by the Parties. If the Parties could not reach an agreement, this Agreement remains effective.

11.3 This Agreement shall be terminated upon signing an agreement through negotiation by the Parties.

Article 12 Confidentiality

12.1 Any information, documents, data and all other materials arising out of the negotiation, signing, and performance of this Agreement, or relating to the terms of this Agreement or of other Parties that become available to the Party during the performance of this Agreement (hereinafter referred to as "Confidential Information") shall be kept in strict confidence by the Parties. Without written approval by the other Parties, any Party shall not disclose to any third party any Confidential Information, but the following circumstances shall be excluded:

(1) such information that is in the public domain (which do not include the information disclosed by the receiving party);

(2) such information required to be disclosed subject to the applicable laws or the rules or regulations of any stock exchange; or

(3) such information disclosed by each Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties same to the duties in this section. Disclosure of any Confidential Information by the staff members or agency hired by any Party shall be deemed disclosure of such Confidential Information by such Party, which Party

shall be held liable for breach of this Agreement.

12.2 This Clause shall survive whatever this Agreement is invalid, amended, revoked, terminated or unable to implement by any reason.

Article 13 Force Majeure

13.1 "Force Majeure" shall mean any event which is unforeseeable, unavoidable notwithstanding the reasonable care of the Party affected and beyond the reasonable control of such Party, and shall include but not limited to such nature disasters as earthquake, flood or fire, and such social emergences as government acts, strikes or riots.

13.2 In the event of Force Majeure, the Party affected by Force Majeure shall promptly notify the other Parties advising of such event in a most convenient way and provide the other Parties detailed written report and notarized documents issued by the local notary office where such event arises within fifteen (15) days after occurrence of such event, and shall take utmost reasonable practicable measures to remove the negative effects of such event and minimize losses of the other Parties accrued from such event. Any Party affected by Force Majeure shall be excused from its liabilities for breaching this Agreement. The Parties agree to resume performance under this Agreement whenever such event disappears.

Article 14 Applicable Law and Dispute Resolution

14.1 Such matters as effectiveness, interpretation, performance and the resolution of dispute of this Agreement shall be governed by the PRC laws.

14.2 Any dispute arising out of or relating to any provision of this Agreement shall be resolved amicably through negotiation by the Parties. If the Parties have not reached an agreement within thirty (30) days after such dispute arises, either Party may submit such dispute to Beijing Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration award

shall be final and binding on the Parties.

14.3 During the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to perform their respective obligations under this Agreement.

Article 15 Miscellaneous

15.1 The Parties acknowledge that this Agreement including any of its exhibits constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

15.2 The successors to the Parties and the transferees acceptable in accordance with this Agreement shall be subject to this Agreement and shall enjoy the rights and assume the obligations hereunder.

15.3 Any notice under this Agreement shall be delivered to the address and number of such Party set forth below by personal delivery, facsimile transmission or registered airmail, or the changed address or number informed in writing by the other Party. It shall be deemed given when (i) the 5th day if being sent by registered airmail; (ii) the day after the day of dispatch if delivering personally or by facsimile. If delivering by facsimile, it is required to email the original to the other Parties by registered airmail or by personal delivery.

The Representative designated by Party A: Wang Jianjun

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

Party B

Contact Person: Han Daqing

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District,

Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

Party C

Contact person: Pan Guobin

Address: 10F, China Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing China

Post code: 100040

Tel: 8610-68608335 Fax: 8610-68608332

15.4 This Agreement is written in both Chinese and English language in five counterparts, Party A having three counterparts, Party B having one counterpart and Party C having one counterpart, each of which will be deemed an original, which together will constitute one and the same instrument; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[*Signature page follows*]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered as of the date first above written.

Party A: All shareholders of Beijing Telestone Wireless Telecommunication Company Limited

Signature:____________________________

Zhang Yongjun

Signature:____________________________

Pan Guobin

Signature:____________________________

Wang Jianjun

Party B: Beijing Telestone Technologies Co., Ltd.

Legal Representative (or authorized representative): Han Daqing

Signature and Company Seal:____________________

Party C: Beijing Telestone Wireless Telecommunication Company Limited

Legal Representative (or authorized representative): Pan Guobin

Signature and Company Seal:____________________